                          CERTIFICATE AS TO ACTIONS TAKEN BY OFFICER
                           OF SOUTHERN CALIFORNIA EDISON COMPANY

                               Adopted December 6, 2004

                  RE:      CREATION AND ISSUANCE OF SERIES 2004H
                           FIRST AND REFUNDING MORTGAGE BONDS

                  WHEREAS, by a resolution adopted on February 26, 2004, entitled "Resolution Re:  Delegated Authority for Issuance of
First and Refunding Mortgage Bonds," the Executive Committee of the Board of Directors of this corporation delegated to the undersigned officer the authority to authorize and create an additional bonded indebtedness of this corporation in the aggregate principal amount of $150,000,000 to be represented by a new series of its First and Refunding Mortgage Bonds, Series 2004H, Due 2007
(the "New Bonds"), and take all other actions necessary to create the New Bonds and cause the New Bonds to be issued, sold, and delivered;
                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to that resolution and the Trust Indenture dated as of October 1,
1923, between this corporation and The Bank of New York (successor to Harris Trust and Savings Bank) and D. G. Donovan (successor to
Pacific-Southwest Trust & Savings Bank), as Trustees, as amended and supplemented, including as supplemented or proposed to be supplemented by the One Hundred Fourth Supplemental Indenture (collectively, the "Trust Indenture"), the undersigned officer hereby executes and delivers this certificate and takes the actions set forth herein.

                  BE IT FURTHER RESOLVED, that the undersigned officer hereby authorizes and creates an authorized bonded indebtedness of this corporation in the aggregate principal amount of $150,000,000, which shall be an increase of, and in addition to, all presently existing

authorized bonded indebtedness of this corporation, and which shall be represented by the New Bonds.

                  BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of
this corporation are authorized and directed, pursuant to the provisions of Section 1 of Article Two of the Trust Indenture, to sign and present to The Bank of New York, as Trustee, a certificate stating that the authorized bonded indebtedness of this corporation has been so increased.

                  BE IT FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the President, the
Senior Vice President and Chief Financial Officer, the Vice President and Treasurer, or any Assistant Treasurer, or any of them acting alone, is authorized and directed to execute and deliver the One Hundred Fourth Supplemental Indenture, in such form as the officer acting may approve, such approval to be evidenced by the execution thereof, and to cause this corporation to perform all of its obligations under the One Hundred Fourth Supplemental Indenture.

                BE IT FURTHER RESOLVED, that, subject to the execution and delivery of the One Hundred Fourth Supplemental
Indenture, the New Bonds, to be issued under and secured by the Trust Indenture, are hereby created in the aggregate principal amount of $150,000,000, and the New Bonds are hereby designated as "Floating Rate First and Refunding Mortgage Bonds, Series 2004H, Due
2007;" the New Bonds shall be dated as of their date of issuance, shall mature on December 13, 2007, and shall bear interest on the principal amount thereof from December 13, 2004, at a floating interest rate as set forth in the form of definitive New Bond set forth below, payable quarterly on March 13, June 13, September 13, and December 13 of each year; the principal of and premium, if any, and interest on the New Bonds shall be payable at the

offices of The Bank of New York, in New York, New York, or at such other agency or agencies as may be designated by this corporation;
all principal, premium, if any, and interest shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts; the New Bonds shall be transferable only on the books of this corporation at the places designated above for the payment of the principal of and premium, if any, and interest on the New Bonds, or at such other agency or agencies as may be designated by this corporation; the New Bonds shall be redeemable, at the option of this corporation, in whole or in part, in the manner set forth in the form of definitive New Bond set forth below; the New Bonds shall be issuable only as fully registered bonds, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof; the definitive New Bonds shall be numbered from R-1 upward; and the definitive New Bonds, and the Certificate of
Authentication to be endorsed upon each of the New Bonds, shall be substantially in the following form with such legends thereon and changes therein as may be deemed necessary or appropriate by the officer or officers executing the same, and the blanks therein to be properly filled:
                                                     (Form of Definitive New Bond)

                                                  SOUTHERN CALIFORNIA EDISON COMPANY
                                      First and Refunding Mortgage Bonds, Series 2004H, Due 2007

No. ____                                                                        $_____________

         SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of
California (hereinafter called the "Company"), for value received, hereby promises to pay to _____________________, the registered owner hereof, the principal sum of $_______________ on December 13, 2007, and to pay interest on the unpaid principal amount hereof to the registered owner hereof from December 13, 2004, until said principal sum shall be paid, at a floating interest rate as determined below, payable quarterly on March 13, June 13, September 13, and December 13 in each year.  Such interest shall be paid to the person in whose name this Bond is registered at the close of business on (1) the business day immediately preceding the interest payment date if this Bond is in book-entry only form, or

(2) the 15th calendar day before each interest payment date if this Bond is not in book-entry only form.

         The interest rate on this Bond for the initial interest period will be the three-month LIBOR, determined as described below, on December 9, 2004, plus 0.075%.  The interest rate on this Bond for each subsequent interest period will be reset quarterly on each interest payment date.  This Bond will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to three-month LIBOR plus 0.075%.

                  The interest rate in effect for this Bond on each day will be, (a) if that day is an interest reset date, the interest rate determined as of the determination date (as defined below) immediately preceding that interest reset date, or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date.  The "determination date" will be the second London Business Day (as defined below) immediately preceding the applicable interest reset date.

         The calculation agent initially will be The Bank of New York.  LIBOR will be determined by the calculation agent as of the applicable determination date in accordance with the following provisions:

                  (1)      LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than
         U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that determination date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that determination date.  "Telerate Page 3750" means the display designated on page "3750" on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S.
         dollar deposits).  If no rate appears on Telerate Page 3750, LIBOR for such determination date will be determined in accordance with the provisions of paragraph (2) below.

                  (2)      With respect to a determination date on which no rate appears on Telerate Page 3750 as of approximately
         11:00 a.m., London time, on that determination date, the calculation agent will request the principal London office of each of four major reference banks (which may include an affiliate of the underwriter) in the London interbank market selected by the calculation agent (after consultation with the Company) to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00
         a.m., London time, on that determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time.  If at least two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the quotations as calculated by the calculation agent.  If fewer than two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that determination date by three major banks selected by the calculation agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the calculation agent are not quoting the rates described in this sentence, LIBOR for that determination date will be LIBOR determined with respect to the immediately preceding determination date, or in the case of the first determination date, LIBOR for the initial interest period.

         All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
..09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

         If the date of maturity of this Bond falls on a day that is not a LIBOR Business Day (as defined below), the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date that payment was due, and no interest will accrue on the amounts so payable for the period from and after that date to the next LIBOR Business Day.  If any interest reset date or interest payment date (other than at the date of maturity) would otherwise be a day that is not a LIBOR
Business Day, that interest reset date and interest payment date will be postponed to the next date that is a LIBOR Business Day, except that if that LIBOR Business Day is in the next calendar month, that interest reset date and interest payment date (other than at the date of maturity) will be the immediately preceding LIBOR Business Day.

         "LIBOR Business Day" means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day.

         "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         The principal of and interest on this Bond are payable at the offices of The Bank of New York, as Trustee, in New York, New
York, or at such other agency or agencies as may be designated by the Company, in such coin or currency of the United States of
America as at the time of payment is legal tender for public and private debts.

         This Bond is one of a series, designated as "Series 2004H, Due 2007," of a duly authorized issue of bonds of the Company, known as its "First and Refunding Mortgage Bonds," issued and to be issued in one or more series under and all equally and ratably secured by a Trust Indenture dated as of October 1, 1923, and indentures supplemental thereto, including the One Hundred Fourth
Supplemental Indenture, dated as of December 6, 2004, which have been duly executed, acknowledged and delivered by the Company to The
Bank of New York and D. G. Donovan, or one of their predecessors, as Trustees, to which original indenture and indentures supplemental thereto (collectively, the "Trust Indenture") reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holders of this
Bond and of the Trustees in respect of such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

         This Bond may be redeemed, in whole or in part, at the option of the Company, at any time on or after June 13, 2006, after notice given in writing (including by facsimile transmission) to the registered owner hereof at the last address shown on the registry books of the Company, by the Company or The Bank of New York, as Trustee, at least 30 days, but not more than 60 days, before the date fixed for redemption, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the date of redemption.

         If the Company elects to redeem fewer than all the Series 2004H Bonds, The Bank of New York, as Trustee, will select the particular bonds to be redeemed on a pro rata basis, by lot or by such other method of random selection, if any, that The Bank of New
York, as Trustee, deems fair and appropriate.

         Any notice of redemption, at the Company's option, may state that the redemption will be conditional upon receipt by the paying agent, on or prior to the date fixed for the redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on the Series 2004H Bonds to be redeemed and that if the money has not been so received, the notice will be of no force and effect and the Company will not be required to redeem this Bond.

         The Trust Indenture makes provision for a Special Trust Fund and permits the use of moneys therein for the purpose, among others, of redeeming or purchasing this Bond.

         If default shall be made in the payment of any installment of principal of or interest on this Bond or in the performance or observance of any of the covenants and agreements contained in the Trust Indenture, and such default shall continue as provided in the Trust Indenture, then the principal of this Bond may be declared and become due and payable as provided in the Trust Indenture.

         This Bond is transferable only on the books of the Company at any of the places designated above for the payment of the principal of and premium, if any, or interest on this Bond, or at such other agency or agencies as may be designated by the Company, by the registered owner or by an attorney of such owner duly authorized in writing, on surrender hereof properly endorsed, and upon such surrender hereof, and the payment of charges, a new registered bond or bonds of this series, of an equal aggregate principal amount, will be issued to the transferee in lieu hereof, as provided in the Trust Indenture.

         The terms of the Trust Indenture may be modified as set forth in the Trust Indenture; provided, however, that, among other things, (1) the obligation of the Company to pay the principal of and premium, if any, and interest on all bonds outstanding under the Trust Indenture, as at the time in effect, shall continue unimpaired, (2) no modification shall give any of said bonds any preference over any other of said bonds, and (3) no modification shall authorize the creation of any lien prior to the lien of the Trust Indenture on any of the trust property.

         No recourse shall be had for the payment of the principal of and premium, if any, or interest on this Bond, or any part thereof, or for or on account of the consideration herefor, or for any claim based hereon, or otherwise in respect hereof, or of the
Trust Indenture, against any past, present or future stockholder, officer or director of the Company or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions, or by virtue of any statue or constitution, or by the enforcement of any assessment or penalty, or because of any representation or inference arising from the capitalization of the
Company or of such predecessor or successor company, or otherwise; all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

         This Bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of authentication hereon of The Bank of New York, as Trustee, or its successor in trust.

         IN WITNESS WHEREOF, Southern California Edison Company has caused this Bond to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant
Secretaries, as of ____________, ____, such execution and attestation to be by manual or facsimile signatures.

                                                            SOUTHERN CALIFORNIA EDISON COMPANY

ATTEST: ______________________                              By: ___________________________
              [Assistant] Secretary                                    [Vice] President

                                       (Form of Certificate of Authentication for all New Bonds)

                                                         Trustee's Certificate

         This is to certify that this Bond is one of the Bonds, of the series designated therein, described and referred to in the
Trust Indenture within mentioned.

                                            THE BANK OF NEW YORK,
                                            TRUSTEE

                                            By _________________________________
                                                              [Authorized Agent]

                                                      (End of Form of New Bonds)

                  BE IT FURTHER RESOLVED, that pursuant to the Trust Indenture, as in effect following due execution and delivery of the One Hundred Fourth Supplemental Indenture, the President or any Vice President and the Secretary or any Assistant Secretary of
this corporation are authorized and directed, for and in the name and on behalf of this corporation and under its corporate seal
(which seal may be either impressed, printed, lithographed or engraved thereon), to execute (which execution may be by a facsimile signature) and to deliver the New Bonds to The Bank of New York, as Trustee, for authentication in temporary and/or definitive form, and in such aggregate principal amount up to $150,000,000 as the President or any Vice President and the Secretary or any Assistant
Secretary of this corporation shall in their absolute discretion determine.

                  BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of
this corporation are authorized and directed for and in the name and on behalf of this corporation and under its corporate seal, to execute and to deliver to The Bank of New York, as Trustee, the written order of this corporation for the authentication and delivery of the New Bonds pursuant to such sections of Article Two of the Trust Indenture as the officers acting may determine.

                  BE IT FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this corporation is hereby authorized and directed to deliver to, and file with, The Bank of New York, as Trustee, a copy of the this certificate of actions taken, certified by the Secretary or any Assistant Secretary of this corporation.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                                     /s/ W. James Scilacci
                                                     ---------------------------------------------------------------
                                                     W. James Scilacci
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     Southern California Edison Company